SEC Form 4

FORM 4

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

☐ Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. *See* Instruction 1(b).

STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934
or Section 30(h) of the Investment Company Act of 1940

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1. Name and Address of Reporting Person*

Smail, David

(Last) (First) (Middle)

C/O ADT INC.
1501 Yamato Road

(Street)

Boca Raton FL 33431

(City) (State) (Zip)

2. Issuer Name **and** Ticker or Trading Symbol

ADT Inc. [ADT]

3. Date of Earliest Transaction (Month/Day/Year)

05/04/2023

4. If Amendment, Date of Original Filed (Month/Day/Year)

5. Relationship of Reporting Person(s) to Issuer (Check all applicable)

Director | 10% Owner

X Officer (give title below) | Other (specify below)

EVP, CLO and Secretary

6. Individual or Joint/Group Filing (Check Applicable Line)

X Form filed by One Reporting Person

Form filed by More than One Reporting Person

Rule 10b5-1(c) Transaction Indication

☐ Check this box to indicate that a transaction was made pursuant to a contract, instruction or written plan that is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c). *See* Instruction 10.

Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price			
Common Stock	05/04/2023		P		10,000	A	$ 4.91	457,210	D	

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivative Security (Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date (Month/Day/Year)	3A. Deemed Execution Date, if any (Month/Day/Year)	4. Transaction Code (Instr. 8)		5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date (Month/Day/Year)		7. Title and Amount of Securities Underlying Derivative Security (Instr. 3 and 4)		8. Price of Derivative Security (Instr. 5)	9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares

Explanation of Responses: Remarks: Exhibit 24 Power of Attorney attached /s/MaryJon Donnelly, attorney-in-fact 05/04/2023 ** Signature of Reporting Person Date Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly. * If the form is filed by more than one reporting person, see Instruction 5 (b)(v). ** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a). Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure. Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.